UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 13, 2010

American Antiquities Incorporated
(Exact name of registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
Pet Airways Inc.
777 E. Atlantic Avenue, #C2-264
Delray Beach, FL 33483

(Address of principal executive offices)

(408) 248-6000

(Registrant's telephone number, including area code)
2531 Jackson Road, Suite 177
Ann Arbor, Michigan 48103

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our ability to obtain additional capital in future years to fund our plan of operations;

•	our history of operating losses and going concern

•	the ability of our suppliers to fulfill their contractual obligations to us in connection with the products and services that we provide to our customers;

•	the impact that a downturn or negative changes in the transportation industry could have on our business and profitability;

•	the potential size of the market for our services

•	economic, political, regulatory and legal risks associated with our operations; or

•	the loss of key members of our senior management and our qualified technical and sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of American Antiquities Incorporated and its wholly owned direct and indirect subsidiary Pet Airways, Inc., or “Pet Airways” or “PAWS”, a Florida corporation, as the case may be; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

In this current report we are relying on and we refer to information and statistics regarding the transportation services industry and economy in the US and that we have obtained from, various cited government and institute research publications. This information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2010, on June 25, 2010, we entered into a share exchange agreement, or the Share Exchange Agreement, with Pet Airways, the shareholders of PAWS, and Joseph A. Merkel, Kevin T. Quinlan, and Bellevue Holdings, Inc., collectively, the majority shareholders of the Registrant (the “AAQS Majority Holders”), which sets forth the terms and conditions of the business combination of the Registrant and PAWS (the “Transaction”) in which all PAWS Shareholders agreed to exchange all of the outstanding and issued capital stock of PAWS for an aggregate of 25,000,000 shares of common A shares (the “Common Stock”), of the Registrant, representing approximately 73% of the outstanding Common Stock after giving effect to the Transaction and the transactions related thereto.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2010.

On August 13, 2010, we completed an acquisition of Pet Airways pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Pet Airways is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value, which was determined to be zero and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on August 13, 2010, we acquired Pet Airways in a reverse acquisition transaction. Please note that the information provided below relates to the combined enterprises after the acquisition of Pet Airways, except that information relating to periods prior to the date of the reverse acquisition only relate to American Antiquities unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Pet Airways is an airline carrier specifically designed for the comfortable, efficient transportation of pets. Pet Airways was founded in 2005 as Panther Air Cargo, LLC. a Florida Limited Partnership doing business as Pet Airways. During the following 4 years, until we began accepting reservations in April, 2009, we researched the market, developed the business plan, and held preliminary discussions with airports, commercial airlines, numerous vendors and potential marketing partners. Through our research, we confirmed there was indeed a demand for our service, which allowed us to create financial models including various scenarios for pricing and costs of operation. We then developed our web site, proprietary reservations system and operational procedures necessary for pet handling, flights and customer service.

We commenced flight operations on April 16, 2009. The launch of Pet Airways was covered by nearly every major broadcast media outlet, including Good Morning America, The Today Show, Fox & Friends, CNN and Animal Planet.  In addition, our story was covered by USA Today, Entrepreneur, Shape, Cosmopolitan, AARP and the primary newspaper in every major market in the US, including The New York Times and Los Angeles Times. Further, through social and viral marketing, we generated over 22,000 Facebook members, over 5,000 Twitter followers, and over 140,000 views of our video commercial on YouTube.
We continued flight operations until March 2010 when we suspended flight operations to allow us to rebuild our reservation system and raise additional capital.  We completed a series of bridge financings and resumed flight operations in June 2010. With the proceeds of a financing entered into in connection with the Share Exchange Agreement and described elsewhere in this report, the Company intends to expand its flight operations.

The Airline

Our pet passengers (“pawsengers”) fly in the specially equipped main cabin of our planes - fully-lit, climate-controlled, with an ample supply of fresh circulating air and with a trained pet attendant constantly monitoring them.  Pet Airways offers dedicated routes within the United States with easily accessible check-in lounges and flights from our Pet Lounges located away from main terminals, allowing for easier access and quicker loading and unloading.  We currently service 9 markets:

•	New York

•	Washington DC/ Baltimore

•	Chicago

•	Denver

•	Los Angeles

•	South Florida

•	Omaha

•	Phoenix

•	Atlanta

We are looking to add an additional 5 cities with the longer term objective of locating a Pet Airways lounge within a two hour driving radius of the majority of the US pet population.

Pawsengers are boarded and de-boarded from planes as quickly as possible, and depending on transit time, are offered toilet facilities, food and water as necessary during stops. Pet owners are assured of sensitive, careful handling and the peace of mind that their pets are well looked after, by people who care as much about their pets as they do.

Our on line reservations system allows customers to make reservations and track their pets travel via the web. Pet owners may check-in their pets at the conveniently located Pet Lounges.

In addition to air transport, Pet Airways will offer comprehensive services to make the door-to-door travel experience easier and more enjoyable for pawsengers and their human owners, including:

•	Door-to-door limo service.

•	Lodging facilities for rest and relaxation before or after travel.

•	Grooming, before or after travel.

•	Veterinarian services to handle travel documentation requirements and other medical needs.

Importantly, the Pet Airways brand can also be extended to these complementary services offering not just additional revenue, but potentially standalone franchise opportunities.

The Pet Airways fares will be competitively priced with air cargo and ground transport options.

Planes
We have contracted with Suburban Air freight an air freight operator and utilize Beech 1900 aircraft as the Pet Airways plane of choice for the initial phase of operations. We have modified the aircraft to transport pawsengers safely and comfortably. Based on our current configuration we can carry up to 40 pawsengers per flight.

Pet Lounges
Our Pet Lounges are located at the airports. Lounges are comfortably furnished with pet friendly furniture, providing a welcoming atmosphere to both pawsengers and their pet owners.

Boarding Kennels
Currently our Pet Airways Lodge facilities are provided by existing third-party kennels who meet our rigorous standard.   In the future we may create boarding facilities at our Pet Lounges at our airports.

Vans

We may use an air-conditioned van similar to the type of rental car bus found at many airports to transport animals for our “limo service.” We expect to lease these vans. These vehicles can be retrofitted to securely hold pet carriers and we believe we will be able to purchase and retrofit used vans. In addition, we will need small utility vehicles for day-to-day operations in each market where we operate and a small golf cart for transport on airport grounds.

Reservations

1.	The booking habits of travelers
People follow a predictable course of action when it comes to booking travel.

Where there are many providers are available, i.e. like airlines or hotels, people tend to book in a 90/60/30/14/7 day cycle. Cost conscious and people with definitive planes will book 90 day or more in advance. This will be few in number. As the time approaches for travel, more and more people begin to book, culminating in a peak at 30 days, but with still strong activity for the procrastinators booking 14 day prior to travel, and finally the business traveler books 7 to 0 days in advance.

2.	Providing a level of confidence in the market for our services

Like a traditional airline, we will fly every week regardless of the level of bookings. We have had full or almost full planes from the first date of flight operations and will add additional aircraft as demand increases.

3.  Routing of the first flights as it relates to travel in general

Our first route is a transcontinental route so as to maximize the occupancy in both directions, regardless of any seasonality issues.

The Pet Portal

As Pet Airways grows and becomes a brand well recognized and respected for quality service, we expect that we will become the de-facto Thought Leaders in pet travel. As such, the opportunity exists to use the web to create a Pet Portal which will draw from the 180 million pet owners in the U.S. As the Thought Leader and Pet Portal, the opportunity exists to offer pet owners a myriad of products and services, all fee based. Additionally, capturing traffic to our site means that Pet Airways becomes an Advertising Platform for all types of Pet Products and Travel Products, with the ability to generate incremental advertising dollars.

Our Corporate History and Background

American Antiquities was originally incorporated in the State of Illinois on June 6, 2005. Historically, we purchased antiques and collectible items for resale, accepted items on consignment, and sold items through various auctions and third party internet websites. We purchased items that we believed could be profitably resold. However, since inception, we have not recognized significant revenues, and we have only had nominal business activities since 2008, when we began considering other business ventures.

On August 13 2010,Joseph A. Merkel, Kevin T. Quinlan, and Bellevue Holdings, Inc., (“Our Insiders”), consummated the transactions contemplated by side letters entered into  with Alpine Capital Partners, Inc., or Alpine, pursuant to which Alpine and its designees acquired 6,810,000 shares of our common A shares, Our Insiders retained 1,000,000 shares and the company retired 6,815,885 outstanding common A shares as of August 13, 2010.

Acquisition of Pet Airways

On August 13, 2010, we completed a reverse acquisition transaction through a share exchange with Pet Airways and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Pet Airways in exchange for 25,000,000 shares of our common A shares, which constituted approximately 73% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Pet Airways became our wholly-owned subsidiary and the former shareholders of Pet Airways became our controlling stockholders.  The share exchange transaction with Pet Airways was treated as a reverse acquisition, with Pet Airways as the acquirer and American Antiquities Incorporated as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Pet Airways and its predecessors.

Upon the closing of the reverse acquisition on August 13, 2010, Joseph A. Merkel, our CEO, President and director and Kevin T. Quinlan, our CFO, Controller and director, officer, resigned as our director and from all offices of the Company that he held. On the same day, our board of directors increased the size of our board to three board members and appointed Messrs. Wiesel, Binder and Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan to fill the vacancies created by their resignation. In addition, our board of directors appointed Mr. Wiesel as our Chief Executive Officer and Ms. Binder as our Executive Vice President effective immediately at the closing of the reverse acquisition.

As a result of our acquisition of Pet Airways, we now own all of the issued and outstanding capital stock of Pet Airways.  For accounting purposes, the acquisition of Pet Airways has been treated as a recapitalization with no adjustment to the historical basis of the companies’ assets and liabilities.

Our Corporate Structure

All of our business operations are conducted through our subsidiaries PetAirways.

Our Industry and Principal Market

Pet Airways is an airline carrier specifically designed for the comfortable, efficient transportation of pets. Small pets may travel with their owners, stowed under the seat, but most airlines will only accept one or two pets per flight. Pets too big to fit under the seat are relegated to cargo, and unfortunately in many cases, are treated as such.

Additionally, airlines that accept pets as cargo generally will not accept them when outside temperatures are below 45 degrees or above 85 degrees, or in other words, during the most popular winter holiday or summer vacation months.

Pet owners who want to travel with their pets and owners who need to move their pets across country are faced with limited or dangerous transportation choices.

Supplier Relationships

Pet Airways conducts its flight operations through a subcontract with Suburban Air Freight, Inc of Omaha NE. This supplier accounted for 100% of the cost of flights.

Competition

There is currently no airline for pets. A handful of companies provide door-to-door ground transport for pets, such as Feathers and Fur Van Lines and Pro-Pet Transports (both based in Oregon), which make large, slow loops across the country, with trips that can last up to 10 days.

There are also many pet shippers, who function essentially as travel agents for pet owners, making all the flight arrangements for pets in the cargo holds of commercial airlines, and taking care of necessary paperwork, with some limited ground transport to and from the airports. These companies are primarily “mom and pop” organizations, specializing in international shipping, which is much more complicated than domestic travel.

In late 2001, Companion Air announced its intention to fly a shuttle service for pets and their families to fly together. Rather than a scheduled airline, it was planned to be more of a charter service, for which passengers would need to provide advanced notice and flexibility of travel dates. Proposed fares were very high – for example a round-trip ticket from Washington DC to Long Beach for one human and one pet ranged from $2,700 to $4,000. According to the last newsletter update on its website dated July 2004, Companion Air is still awaiting “operational funding”.

Regulation

General Regulation of Businesses

Pet Airways conducts its flight operations through a subcontract with Suburban Air Freight, Inc of Omaha NE. Pet Airways is not a Certified Air Carrier, but Suburban Air Freight is.  Pet Airways has the ability to conduct business under the FAA Regulations part 135 as an independent Cargo Air Operator, which requires no licensing by the FAA, DOT or TSA.  Suburban Air Freight is fully licensed by the FAA under part 135 and as such can conduct all the air operations for Pet Airways. Suburban Air Freight has a good reputation for safety and commitment to excellence for the past 25 years.

Employees

As of July 31, 2010, we employed a total of 11 full time employees. The following table sets forth the number of our employees by function.

Function	Number Of Employees
Executive Management	3
Managers	2
Pet Attendants	6

Total	11

We consider our relations with our employees to be good. None of our employees is represented by a labor union.

Veterinarians – In addition to a Director of Veterinary Services, Dr Jeff Werber, on the corporate level, we will contract with local vets in each of our market locations, as well as contingency markets (where planes will need to land in case of emergency).

Pet Attendants – All our Pet Attendants have multiple years of experience with pets. Many are Certified Veterinary Technicians. A Pet Attendant will be on board each flight to oversee and care for our pawsengers.

Customer Care Concierges – When a reservation is made, each customer will be assigned a personal “concierge” who will be available for any questions or assistance via phone or email. These concierges must first and foremost be pet lovers, as well as experienced in customer care and/or the hospitality industry.

Our Facilities

As of July 1, 2010, we have leased space for lounges in eight separate locations with an aggregate of approximately 15,000 square feet. Three of the leases were entered into in June and July of 2009 for an initial one year term. Three of the leases were entered into in January and February 2010 with a one year term and one lease in June 2010 with a six month term. The leases can be extended for either an additional six months or one year term. In July 2010 monthly rental payments were approximately $25,000. Future lease commitments through July 2011 are approximately $ 305,000. We believe that all leased space is in good condition and that the property is adequately insured by the owners. Rental expense incurred for the years ended December 31, 2009 and 2008 was $105,330 and $0 respectively.

Insurance

The Company offers flight insurance to its customers at different levels of coverage. A customer receives $500 in coverage with the purchase of a ticket and can purchase up to $10,000 in coverage. The Company is self-insured and has not accrued a reserve against potential loss. In the event of an aircraft accident the Company would be solely responsible for insurance costs. The maximum amount of exposure in the event of an accident of a flight at full capacity is approximately $450,000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

In the past we have experienced significant losses and negative cash flows from operations. If these trends continue in the future, it could adversely affect our financial condition.

For the year ended December 31, 2009 Pet Airways incurred a loss of $1,218,707, and has incurred cumulative losses totalling $2,009,104 since inception.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is dependent upon advances from members to provide sufficient working capital to maintain continuity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We Are An Early Stage Company, Have Limited Operating History and Anticipate Losses and Negative Cash Flow.

We are an early stage company, and have limited operating history upon which prospective investors may base an evaluation as to our likely performance.  The Company is subject to all the substantial risks inherent in an early stage business enterprise within the airline industry.  No assurances can be given that our business will be successful or that we will ever be or remain profitable.

We have limited operating capital and will likely seek additional financing in the future.

The growth of our business will require significant additional investment.  We do not presently have adequate cash from operations or financing activities to meet our long-term needs.  As of August 1, 2010 Pet Airways had approximately of $480,000 in cash on hand to use in executing our business plan.  We anticipate, based on currently proposed plans and assumptions relating to our operations, that the proceeds from our recent financing, together with projected cash flows from operations, will be sufficient to satisfy our contemplated cash requirements for approximately twelve months following the consummation of this Offering. However, there can be no assurance that Pet Airways will be successful in executing its plan or achieving profitability.

We May Have Difficulty Managing Our Growth.

We anticipate that our company will grow significantly in the near future.  Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage additional marketing, operations and administrative personnel.  Our management may not be able to manage growth effectively, or may be unable to recruit and retain personnel needed to meet our needs.  If we are unable to manage growth or hire necessary personnel, our business could be materially harmed.

Failure to secure productive key personnel may adversely affect our performance and revenue objectives.

Our success depends to a significant extent upon our ability to retain key personnel, and to attract talented new personnel.

Economic downturns may adversely affect our sales.

A further downturn in the economy may affect consumer purchases of discretionary items, which could adversely affect our revenues.  Our success depends on the sustained demand for our services.  Consumer purchases of discretionary services, such as ours, tend to decline during recessionary periods when disposable income is lower.  These downturns have been characterized by diminished services demand and subsequent accelerated erosion of average prices.  A general slowdown in the economies in which we sell our services or even an uncertain economic outlook could adversely affect consumer spending on our services and, in turn, our sales and results of operations.

Barriers to entry.

To establish an operation such as ours requires, in addition to the capital necessary, substantial planning, purchasing of assets, leasing of space, training of personnel, and licensing from several different governmental agencies. While all of this is time consuming and requires a substantial effort, other entities could also have the necessary capital and skill to achieve the same goals.

High cost of Brand Awareness.

One of the advantages we will try to capitalize on will be to establish a strong Brand Identity. Substantial capital will be needed to achieve this, and there is no assurance that we will be successful.

Risks Associated with the Airline Industry

The airline industry tends to experience adverse financial results during general economic downturns, leading to significant trickle down effects for our sub-segment of the airline industry.

Since a substantial portion of airline travel, is discretionary, the industry tends to experience a downturn in revenues during general economic downturns.  Events beyond the control of the industry and the economy, such as the terrorist attacks of September 11, 2001 can impact the travel patterns for quite some time, and thus affect the industry.

The 2001 terrorist attacks, seriously harmed the airline industry, and the risk of additional attacks or wars in the Middle East and elsewhere, may harm the industry in the future.

The aftermath of attacks or the duration of wars throughout the world, have negative impacts on the airline industry. Substantial loss of bookings, increased security, insurance costs, fuel costs and airport delays, all affect the revenues. We cannot predict the scope or effects of such incidents in the future as they relate to our success.

Increased fuel costs.

Fuel cost will be a significant portion of our operating expense. Significant increases would harm our profitability. Historically, fuel costs have fluctuated widely based on geopolitical issues and supply and demand. We cannot assure you that such significant fuel increases can adequately offset the higher fares, if indeed we can charge higher fares.

Adverse Weather.

Like all airline traffic, we will be at the mercy of the weather conditions. One of the principles of our operations will be to fly in weather that we feel does not pose any undue risks. In the event that the weather is not up to our minimum standards, we will be forced to cancel or delay flights, thus incurring certain additional costs e.g. boarding costs.

Our reputation and financial results could be affected in the event of an accident or incident involving one of our aircraft.

An accident or incident involving one of our aircraft could affect us by burdening us with additional costs not covered by insurance, such as good will, litigation etc, but even more importantly, if an incident causes the public to perceive our operation as unsafe or unreliable, our business would be substantially harmed.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

 We will require additional working capital to support our long-term growth strategies, so as to enhance our product offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis. In addition, a lack of additional financing could force us to substantially curtail operations.

We rely on Suburban Air Freight Inc. for our flight operations and compliance with FAA regulations.

Our flight operations are managed by Suburban Air Freight Inc. We are reliant upon Suburban to continue to comply with the necessary FAA regulations and be able and willing to fly aircraft on our behalf. We believe that Suburban Air has additional aircraft that they could make available to us as we expand operations. There can be no assurance that such aircraft will be made available to us when required, or the aircraft will be made available on economic terms favorable to us. Whilst there are other operators we could engage for flight operations, there can be no assurance that we will be able to contracts with them on the same terms as Suburban Air.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins will vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common A shares. The reasons our quarterly results may fluctuate include:

•	variations in profit margins attributable to the occupancy of our flights.

•	changes in the general competitive and economic conditions; and

•	the introduction of new services by us.

Period to period comparisons of our results should not be relied on as indications of future performance.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our Articles of Incorporation and Bylaws or Delaware law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Our Articles of Incorporation authorize our board of directors to issue shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

In addition, our Articles of Incorporation and Bylaws also contain other provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

•
deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

•	require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

•	allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholders hold a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without their approval.

Mr. Dan Wiesel and Ms Alysa Binder are the beneficial owners of approximately 68% of our outstanding voting securities immediately prior to the merger. As a result, they possess significant influence, giving them the ability, among other things, to elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Recent Developments

Acquisition of Pet Airways

On August 13, 2010, we completed a reverse acquisition transaction through a share exchange with Pet Airways and its Shareholders, whereby we acquired substantially all of the issued and outstanding capital stock of Pet Airways in exchange for 25,000,000 shares of our common A shares, which constituted approximately 73% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Pet Airways became our wholly-owned subsidiary and the former shareholders of Pet Airways became our controlling stockholders. The share exchange transaction with Pet Airways was treated as a reverse acquisition, with Pet Airways as the acquirer and American Antiquities Incorporated as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Pet Airways and its consolidated subsidiaries.

Upon the closing of the reverse acquisition on August 13 , 2010, Joseph A. Merkel, our CEO, President and director and Kevin T. Quinlan, our CFO, Controller and director, officer, resigned as our director and from all offices of the Company that he held. On the same day, our board of directors increased the size of our board to three board members and appointed Messrs. Wiesel, Binder and Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan to fill the vacancies created by their resignation. In addition, our board of directors appointed Mr. Wiesel as our Chief Executive Officer and Ms. Binder as our Executive Vice President effective immediately at the closing of the reverse acquisition.

As a result of our acquisition of Pet Airways, we now own all of the issued and outstanding capital stock of Pet Airways.  For accounting purposes, the acquisition of Pet Airways has been treated as a recapitalization with no adjustment to the historical basis of the companies’ assets and liabilities.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•	The occupancy of our flights. Each flight can currently accommodate 40 pawsengers
•	The prices we can charge for our flights
•	The costs of flight operations in particular the costs of Air Cargo currently under contract from Suburban Air, and
•	The costs of fuel

Taxation

Through 2009, the Company was a limited liability company taxed as a partnership. Accordingly, no provisions were made for income taxes.  Subsequent to 2009, Pet Airways converted to a corporation and will be subject to United States tax at a tax rate of 34%. In addition, no provision for income taxes in the United States has been made as we have no net income.

Results of Operations

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our net sales. As the reverse acquisition of Pet Airways was entered into after December 31, 2009 and during the periods indicated Pet Airways was the only entity in our combined business that had operations, the results of operations below refer only to that of Pet Airways.

	Year Ended		Year Ended
	December 31, 2009		December 31, 2008
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$628,829	100%	$—	*
Cost of flight operations	890,005	*	—	*
Gross profit	(261,176)	*	—	*
Selling, General and Administrative Expenses	959,504	*	118,697	*
Operating loss	(1,220,680)	*	(118,697)	*
Other income	1,973	*	246	*

Net loss	$(1,218,707)	*	$(118,451)	*

*N/A

Liquidity and Capital Resources

Since inception, we have financed our operations through cash from operations and private placement transactions. As of August 1, 2010 Pet Airways had approximately of $480,000 in cash on hand to use in executing our business plan. We expect to close additional funding upon completion of the reverse acquisition transaction through a share exchange with Pet Airways and its shareholders however there can be no assurance that we will be successful in the proposed financing.

During the twelve months ended December 31 2008 the Company used $117,968 of cash in its operating activities and purchased $6,255 in property and equipment. For the twelve months ended December 31 2009 the Company used $1,045,309 of cash in its operating activities and purchased $61,116 in property and equipment.  The Company had no commitments for capital expenditures in material amounts at July 31st, 2010. Our customers generally use our on-line reservation system to book flights, and use their credit cards for payment. All payments are made in advance of the flight. Accordingly there is not a significant risk of collection of monies owed to us.

As a result of our history of losses and the early stage nature of our business that has resulted in insufficient cash flows to meet our obligations and sustain our operations, our independent registered public accounting firm, expressed doubt about our ability to continue as going concern.

We will need to complete additional financing transactions in order to continue operations to cash flow break even.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.   Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to generate sufficient revenues, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.  If additional financing is not available or is not available on acceptable terms, we may have to curtail our operations.

By adjusting the Company’s operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits.  However, if the Company is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources on acceptable terms this could have a material adverse effect on the Company’s business, results of operations, liquidity and financial condition.  If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate.  However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity situation.

Obligations Under Material Contracts

Obligations under operating leases

The Company rents its pet lounges under operating leases. As of July 1, 2010, we have leased space for lounges in eight separate locations with an aggregate of approximately 15,000 square feet. Three of the leases were entered into in June and July of 2009 for an initial one year term. Three of the leases were entered into in January and February 2010 with a one year term and one lease in June 2010 with a six month term. The leases can be extended for either an additional six months or one year term. In July 2010 monthly rental payments were approximately $25,000. Future lease commitments through July 2011 are approximately $ 305,000. We believe that all leased space is in good condition and that the property is adequately insured by the owners. Rental expense incurred for the years ended December 31, 2009 and 2008 was $105,330 and $0 respectively.

Major vendor
The Company utilizes an air cargo entity to provide all of its scheduled flights. This vendor is also a shareholder. Flight costs incurred with this company were approximately $772,632 and $0 respectively for the years ended December 31, 2009 and 2008.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our revenue. Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the amounts of revenues and expenses. Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving appropriate consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to other companies in our industry. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation, or are fundamentally important to our business.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Property and equipment
Property and equipment are recorded at cost. For financial statement purposes depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets.  Expenditures for replacements, and maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred. When assets are retired, sold, or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are recognized.

Revenue recognition and deferred revenue
The Company recognizes income when it is earned. Tickets sold are initially deferred and “pawsengers” revenue is recognized when transportation is provided. Tickets that are sold but not flown on the travel date can be re-used for another flight up to a year from the date of sale if the flight is cancelled within a week of the travel date. Unearned revenue primarily represents tickets sold for future travel dates and exchanges of tickets sold for past travel dates.

Cost of flight operations
Flights are contracted from an air cargo entity. Flight costs are recorded at the time of the flight.

Fair value of financial instruments
The Company’s financial instruments consist primarily of cash, accounts and accrued expenses payable and unearned revenue. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Long-lived assets
The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of its trademark costs. If and when such factors, events or circumstances indicate possible impairment to its trademark costs, the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability from future operations. The Company incurred no impairment loss for the years ended December 31, 2009 and 2008.

Concentration of credit risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Other short term investments are maintained in various financial institutions and the amounts may also exceed federally insured limits. Management believes that the Company is not exposed to any significant credit risk related to cash or short term investments. The Company has not experienced any losses in such accounts.

Website development costs
The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs.” All costs incurred in the planning stage are expensed as incurred. Costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50, which requires the capitalization of certain costs that meet specific criteria. Costs incurred in the day to day operation of the operation of the website are expensed as incurred.

Income taxes
The Company is a limited liability company taxed as a partnership. Accordingly, no provision has been made for income taxes since such taxes, if any, are payable by the individual members on their respective income tax returns.

Advertising costs
Advertising costs are expenses as incurred. The Company had advertising costs of $2,134 and $0 respectively for the years ended December 31, 2009 and 2008.

Recent Accounting Pronouncements

In December 2007, ASC 808-10 (formerly EITF Issue No. 07-1, “Accounting for Collaborative Arrangements”) was issued.  ASC 808-10 provides guidance concerning: determining whether an arrangement constitutes a collaborative arrangement within the scope of the Issue; how costs incurred and revenue generated on sales to third parties should be reported in the income statement; how an entity should characterize payments on the income statement; and what participants should disclose in the notes to the financial statements about a collaborative arrangement. The provisions of ASC 808-10 have been adopted in 2009. ASC 808-10 has had no impact on the Company’s financial statements.

In September 2006, the FASB issued ASC 820-10 (formerly FASB Statement 157, “Fair Value Measurements”). ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements.  ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, ASC 820-10 does not require any new fair value measurements.  However, for some entities, the application of ASC 820-10 will change current practice.  The changes to current practice resulting from the application of ASC 820-10 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements.  The provisions of ASC 820-10 are effective as of January 1, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  However, delayed application of this statement is permitted for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.  The Company adopted ASC 820-10 effective December 31st 2009 for financial assets and the adoption did not have a significant effect on its financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted ASC 825-10 effective December 31st 2009 and the adoption did not have a significant effect on its financial statements.

In December 2009, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

In June 2008, the FASB ratified ASC 815-40-25 (formerly EITF Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock”). ASC 815-40-25 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of ASC 815-40-25, results in the instruments no longer being considered indexed to the company's own stock.  On November 23, 2009, the Company adopted ASC 815-40-25 and re-evaluated its issued and outstanding warrants that contain a strike price adjustment feature.   Based upon the Company’s re-evaluation, ASC 815-40-25 has had no material impact on the Company’s condensed consolidated financial statements.

Effective December, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10 (formerly SFAS No. 165, Subsequent Events). The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have any impact on our condensed consolidated financial statements.  In accordance with ASC 855-10, the Company evaluated all events or transactions that occurred after December 2009, the date the Company issued these condensed consolidated financial statements.

Effective December 31 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105-10), (formerly SFAS No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and non-authoritative. The Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2010. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s condensed consolidated financial statements.

Effective for the interim reporting period ending December 31, 2009, the Company adopted two new accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities as codified in ASC 820-10-65 (formerly FASB Staff Position Financial Accounting Standard 107-1 and Accounting Principles Board 28-1 and “Interim Disclosures about Fair Value of Financial Instruments”. ASC 820-10-65  requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 820-10-65 requires related disclosures in summarized financial information at interim reporting periods. ASC 820-10-65 was effective for the interim reporting period ending December 31, 2009. The adoption of ASC 820-10-65 did not have a material impact on the Company’s condensed consolidated financial statements.

In January, 2010, The Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosure (Topic 820) – Improving Disclosures about Fair Value Measurement (“ASU 2010-06”).  These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements.  The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements with the Level 3 fair value measurements.  The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques.  These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll forward of information in Level 3 are required for the Company with its first interim filing in 2011.  The Company does not believe this standard will impact their financial statements.  Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common A shares as of  July, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common A shares; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 777 E. Atlantic Avenue, #C2-264, Delray Beach, FL 33483

			Amount and
			Nature of	Percent
Name and Address of		Title of	Beneficial	of
Beneficial Owner	Office, If Any	Class	Ownership(1)	Class(2)
Officers and Directors
Dan and Alysa Wiesel	CEO and Director, Executive Vice President and Director	Common A shares	17,123,373	50%
Andrew Warner	Director	Common A shares	21,675	0%
All officers and directors as a		Common A shares	17,144,948	50%
group (3 persons named above)
5% Security Holders
Leslie Bines		Common A shares	2,970,000	9%
The Daniel T. Zagorin Trust		Common A shares	2,167,303	6%

* Less than 1%
(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common A shares.

(2)
A total of 34,314,615 shares of our common A shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of August, 13, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

Changes in Control

Other than the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Dan Wiesel	54	Chairman and Chief Executive Officer
Alysa Binder	46	Director, Executive Vice President
Andrew Warner	47	Director

Dan Wiesel – CEO and Founder

Dan has more than 25 years experience growing companies from the ground up in a variety of industries. As Vice President of Acquisitions for a national real estate investment company, he was responsible for the negotiation and purchase of over $300M in commercial real estate. Subsequently, he founded The Wendemere Group, a real estate development firm, which built custom homes with a total value of more than $20M. He then founded StitchIt Corporation, a manufacturer of women’s swimwear, increasing the company output to 10,000 units per week with 50 employees, and producing goods for prestigious brands such as Guess?, Anne Klein and Bodyglove. As principal of Interlink Recruiting, he was responsible for the creation of this highly respected boutique executive recruiting firm. He holds an MBA in Entrepreneurship from the University of Southern California and holds a private pilot’s license and build homebuilt planes in his somewhat limited spare time.

Alysa Binder –EVP of Business Development and Co- Founder

Alysa has more than 20 years experience founding and managing independent businesses in services and retail. She began her career in the premium incentive industry, responsible for marketing and sales to large corporate customers such as Carnation Foods and Allstate. She later founded a retail jewelry operation, expanding the business to include custom creations for high-profile clients such as Guns N’ Roses. As founder of InterlinkRecruiting, she worked closely with top tier venture capital and investment firms on early stage and more mature start-ups to put together management teams and provide strategic direction. Her most notable successes include Palm Computing (maker of the Palm Pilot PDA), and eBay, where from inception, she worked directly with the founders to build the early management team, laying the groundwork for eBay’s IPO and phenomenal growth. Alysa is Dan Wiesel’s wife and have been a successful team, working together successfully for over 20 years.

Andrew Warner – Director

Andrew has more than 20 years experience in strategic and financial planning. Most recently he was the CFO of SmartDisk Corporation a public Company that was a leader in consumer storage solutions. Prior to SmartDisk he was the co-founder and CEO of Zio Corporation a provider of digital media readers to the consumer channel. Before Zio Andrew was CFO of SCM Microsystems a Public Company listed on both the NASDAQ and XTERA exchange in Germany, that provided security solutions. Prior to that, Andrew was Chief Financial Officer of Dazzle Multimedia, a retail digital video products company that was acquired by SCM in December 2000. His background also includes various senior finance positions, including Director of Corporate Planning and Analysis and Director of Finance for the Americas, at Madge Networks, a provider of global networking solutions.

Michele Hickford – VP of Marketing

Michele has 25 years experience in advertising and marketing, both in the US and internationally. She has held senior marketing positions at The Clorox Company, Turner Broadcasting and USA Networks, where she launched the Sci-Fi Channel in Europe. She took Autoweb.com public and later co-founded SportBrain, a high-tech consumer products company. As Chief Marketing Officer, she was responsible for generating promotional coverage for the products on Oprah, the Rosie O’Donnell Show, and in The Wall Street Journal, Time Magazine, Us Weekly, and Vogue, among others. She is also an award-winning advertising copywriter both in the US and UK, and has appeared on QVC, Fox News and CNN.

Family Relationships

Mr. Wiesel and Ms. Binder are married.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Total ($)
Dan Wiesel,	2009	90,000	90,000
CEO and President (1)	2008	47,000	47,000
Alysa Binder	2009	145,000	145,000
Executive Vice President	2008	60,000	60,000
Joseph A. Merkel Former CEO, Director	2009	40,000	40,000
	2008	30,000	30,000
Kevin T. Quinlan Former CFO, Director	2009	0	0
	2008	0	0

(1)
On August 13, 2010, we acquired Pet Airways in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Wiesel became our Chief Executive Officer. Prior to the effective date of the reverse acquisition, Mr. Wiesel served as Chief Executive Officer of PetAirways. The annual, long term and other compensation shown in this table include the amount Mr. Wiesel received from such subsidiaries prior to the consummation of the reverse acquisition.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of Pet Airways, we entered into an employment agreement with our officers. These agreements were terminated on August 13, 2010.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the period ended August 13, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2008 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•	During 2008 a member lent the Company $10,000. The loan had no stated interest rate and no maturity date, and was repaid in 2009.

•	The Company paid management consulting fees to two of its members. These fees totalled $240,839 and $107,000 respectively for the years ended December 31, 2009 and 2008.

•
The Company utilizes an air cargo entity that is a member of the LLC to provide all of its scheduled flights. This entity's membership percentage is approximately .01%. During the years ended December 31, 2009 and 2008, the Company paid this member approximately $772,632 and $0 respectively for flight services

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted under the symbol “AAQS” on the Electronic Bulletin Board maintained by the Financial Industry Regulatory Authority, however there is not currently, nor has there ever been, an active trading market for our common stock, and no information is available for the prices of our common stock, as reported by www.otcbb.com. The CUSIP number for our common stock is 023846108.

Holders

As of July 31, 2010 there were approximately 51 stockholders of record of our common A shares. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

In August 2010, our board of directors approved an equity incentive plan and reserved 4,000,000 shares for issuance under the plan. We do not have any outstanding stock options under this plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following statements constitute brief summaries of American Antiquities' certificate of incorporation and bylaws, as amended.

Common A Shares. American Antiquities' articles of incorporation authorize it to issue up to 100,000,000 common A shares, and 10,000,000 preferred shares.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common A share will be entitled to share equally in the assets of American Antiquities legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. American Antiquities has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of American Antiquities. Accordingly, future dividends, if any, will depend upon, among other considerations, American Antiquities' need for working capital and its financial conditions at the time.

Voting Rights. Holders of common A shares of American Antiquities are entitled to voting rights of one hundred percent. Holders may cast one vote for each common A share held at all shareholders meetings for all purposes.

Other Rights. Common A shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common A shares do not have cumulative voting features.

Preferred Stock. The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent. Corporate Stock Transfer, Inc. will act as American Antiquities' transfer agent.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s common A shares nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common A shares and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-Takeover Effects of Illinois Law

Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), including as described below, and our articles of incorporation and bylaws could, together or separately, discourage potential acquisition proposals or delay or prevent a change of control of us, even if our shareholders were to consider such a transaction to be in their best interest. Accordingly, these provisions may limit the price that some investors might be willing to pay in the future for shares of our common A shares.

We are subject to Section 7.85 of the IBCA. Additionally Section 11.75 of the IBCA applies to us when a specified number of our shares are held by Illinois residents, or when a specified number of shareholders of record are Illinois residents. These statutes place restrictions on business combinations (defined to include mergers and many other types of transactions) between certain Illinois corporations and interested shareholders defined to generally include (i) the owner of 15% or more of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting shares of the corporation at any time in the previous three years. Section 7.85 of the IBCA requires, in addition to any other requirements imposed by law or a corporation’s articles of incorporation, that a business combination involving a corporation and an interested shareholder be approved by: (a) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class (but with the votes per share specified in the corporation’s articles of incorporation) and (b) the affirmative vote of a majority of the voting shares held by disinterested shareholders. These voting requirements will not apply if (A) the business combination is approved by two-thirds of the disinterested directors or (B)(1) the price paid to the shareholders of the corporation in such business combination is, generally, the higher of fair market value (as defined in the statute) or the highest price per share paid by the interested shareholder (or any affiliate) in acquiring its shares, (2) the interested shareholder has not acquired additional voting shares after the transaction in which he became an interested shareholder; (3) the interested shareholder has not received special benefits and the shareholders have been provided information describing the proposed business combination; and (4) specified other conditions are met relating to the form and amount of consideration paid, the absence of dividend defaults on preferred stock or reductions in dividends on common shares (except as approved by two-thirds of the disinterested directors).

Section 11.75 of the IBCA prohibits a business combination (as defined in the statute) involving a corporation and an interested shareholder for three years after such shareholder becomes an interested shareholder unless: (i) before that date, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares outstanding at the time such transaction commenced (excluding shares owned by directors who are also officers and shares owned by certain employee stock plans), or (iii) on or after such date, the business combination is approved by the board and authorized at a meeting of the shareholders by 66  2 / 3 % of the outstanding voting shares not owned by the interested shareholder.

Section 8.85 of the IBCA permits directors to consider the interests of other constituencies, such as the interests of employees and communities, in responding to a takeover. Apart from the voting requirements of IBCA Sections 11.75 and 7.85, the IBCA and our articles of incorporation generally require approval of the holders of 66  2 / 3 % of the outstanding shares of Class A common A shares and Class B common stock (voting as a single class) to effect a merger or sale of all or substantially all of our assets.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.75 of the Illinois Business Corporation Act, as amended (the “IBCA”), empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the Registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made with respect to a person who is a director or officer at the time of the determination (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by committee of the directors designated by a majority vote of the directors, even though less than a quorum, or (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. To the extent that a present or former director, officer or employee of the Registrant has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

Section 8.75 also authorizes the Registrant to buy and maintain insurance on behalf of any director, officer, employee or agent of the Registrant, or a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Registrant has the power to indemnify the person against such liability.

Our articles of incorporation require indemnification of directors and officers, and our bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, our articles of incorporation authorize us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or was or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not we would

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 2.03  Creation of a Direct Financial Obligation

On June 25, 2010, we entered into the Share Exchange Agreement, which transaction closed on August 13, 2010, as described in Item 2.01 of this report. In connection with the closing of the Share Exchange Agreement, the Company issued (a) the holder of the PAWS 14% convertible Debenture in principal amount of $250,000 issued in June 2010 (the “PAWS 14% Debenture”) an 8% Debenture in principal amount of $250,000 convertible into shares of AAQS at $.40 per share and a warrant to acquire shares of AAQS stock at $1.00 per share and (b) the holders of the PAWS 8% convertible Debenture in principal amount of $900,000 (the “PAWS 8% Debenture”) a 8% Debentures in the aggregate principal amount of $900,000 convertible into shares of AAQS at $.40 per share and a warrant to acquire shares of AAQS stock at $1.00 per share.

In addition to the 8% Debentures issued in exchange for the PAWS 14% Debenture and the PAWS 8% Debentures, on August 13, 2010, the Company closed an offering of $400,000 aggregate principal amount of its 8% Debentures convertible into shares of AAQS at $.50 per share and warrants to acquire shares of AAQS stock at $1.00 per share. All of the 8% Debentures are due August 13, 2013 and interest is payable, at the company’s option, in cash or shares of its common stock. Pursuant to a subscription agreement, the Company agreed to register the shares of Common A shares into which the 8% Debentures are convertible under the Securities Act of 1933 (the “Securities Act”).

The 8% Debentures were sold pursuant to Section 4(2), Section 4(6), and Regulation D under the Securities Act of 1933, as amended and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The net proceeds from the offering will be used for general corporate purposes.

Immediately following closing of the financing, the Company issued to a former consultant a warrant to acquire 150,000 shares of Common A shares exercisable at $.50 per share.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On August 13 , 2010, we issued 25,000,000 shares of our common A shares to the shareholders of Pet Airways. The total consideration for the 25,000,000 shares of our common A shares was 11,534,010 ordinary shares of Pet Airways, which is all the issued and outstanding capital stock of Pet Airways. The number of our shares issued to the shareholders of Pet Airways was determined based on an arms-length negotiation. The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 13, 2010, we dismissed Cordovano and Honeck LLP, the independent registered principal accountants of our company.

During the company's two most recent fiscal years and subsequent interim period preceding the termination of Cordovano and Honeck LLP, there were no disagreements with Cordovano and Honeck LLP, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cordovano and Honeck LLP, would have caused to make reference to the subject matter of the disagreements in connection with its reports. Cordovano and Honeck LLP, as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of Cordovano and Honeck LLP, for the fiscal years ended October 31, 2009, and 2008 indicated conditions which raised substantial doubt about our ability to continue as a going concern.

We provided Cordovano and Honeck LLP, with a copy of this disclosure before its filing with the SEC. We requested that Cordovano and Honeck LLP, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter is attached as exhibit 16.1 to this current report.

On August 13, 2010 our board of directors approved and authorized the engagement of KBL LLP as our independent public accountants.

Prior to engaging KBL LLP on August 13, 2010, KBL LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Cordovano and Honeck LLP, to KBL LLP.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Pet Airways, the former shareholders of Pet Airways now own approximately 73% of the total outstanding shares of our capital stock and approximately 73% total voting power of all our outstanding voting securities.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement, on August 13 , 2010, Mr. Joseph A. Merkel, our former President, Chief Executive Officer, and director, and Mr. Kevin T. Quinlan, our former President, Chief Executive Officer, and director, submitted resignation letters pursuant to which each resigned from all offices of the Company that he held and from his position as our director effective immediately. Neither Mr. Merkel’s nor Mr. Quinlan’s resignation was not in connection with any known disagreement with us on any matter.

On the same day, our board of directors increased the size of our board of directors to 3 members and appointed Messrs. Wiesel, Binder and Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan to fill the vacancies created by Messrs. Merkel and Quinlan’s resignation and the increase in board size.

In addition, our board of directors appointed Mr. Dan Wiesel as our Chief Executive Officer, effective immediately at the closing of the Share Exchange Agreement.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03.

AMENDMENT TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR
In connection with the closing of the share exchange, on August 13, 2010 we changed our fiscal year end to December 31. The Share Exchange is deemed to be a reverse merger for accounting purposes, with Pet Airways, the acquirer operating entity. Starting with the periodic report for the quarter in which the Share Exchange was completed, we will file annual and quarterly reports based on the December 31 fiscal year end of Pet Airways.

In reliance on Section III F of the SEC's Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report to reflect the change in fiscal year end.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Business Acquired

Filed herewith are the following:

(a)

1. Audited consolidated financial statements of Panther Air Cargo, LLC, D/B/A Pet Airways for the fiscal years ended December 31, 2009 and 2008.

(d)

Exhibits

Exhibit No.	Description

10.1	Form of 8% Debenture and Warrant
10.2	Form of Subscription Agreement

16.1	Letter from Cordovano and Honeck LLP, dated August 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 17, 2010

AMERICAN ANTIQUITIES INCORPORATED

By:	/s/ Dan Wiesel
Name: Dan Wiesel
Title: CEO and President

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

Report of Registered Independent Auditor

To the Members of
Panther Air Cargo, LLC
(D/B/A Pet Airways)
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Panther Air Cargo, LLC (D/B/A Pet Airways) as of December 31, 2009, and the related statement of operations, changes in members’ equity, and cash flows, for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of Panther Air Cargo, LLC (D/B/A Pet Airways) of December 31, 2008 were audited by other auditors whose report dated January 29, 2010 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panther Air Cargo, LLC (D/B/A Pet Airways) as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations, and is dependent upon advances from members to provide sufficient working capital to maintain continuity.  These circumstances create substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL, LLP
Certified Public Accountants and Advisors
May 27, 2010

110 Wall Street, 11th Floor, New York, NY 10005	212.785-9700

1

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008
Assets

Current assets
Cash	$171,256	$92,231
Total current assets	171,256	92,231

Fixed assets (net of accumulated depreciation of $12,860 and $3,653 respectfully)	57,731	5,772

Other assets
Rental security deposits	19,600	—
Trademarks	11,600	11,600
Total other assets	31,200	11,600
Total assets	$260,187	$109,603

Liabilities and Members’ Equity
Current liabilities
Accounts and accrued expenses payable	$89,175	$—
Unearned revenue	94,616	—
Loan from member	—	10,000
Total current liabilities	183,791	10,000
Members’ equity	76,396	99,603

Total liabilities and members’ equity	$260,187	$109,603

See registered independent auditors’ report and the notes to the financial statements.

2

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

	2009	2008
Revenue	$628,829	$—
Cost of revenue	890,005	—
Gross profit	(261,176)	—

Operating expenses
Selling, general and administrative expenses	950,297	118,214
Depreciation expense	9,207	483
Total operating expenses	959,504	118,697
Loss from operations	(1,220,680)	(118,697)
Other income (expense)
Interest income	1,973	246
Total other income (expense)	1,973	246
Net loss	$(1,218,707)	$(118,451)

See registered independent auditors’ report and the notes to the financial statements.

3

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
STATEMENT OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

	Members’	Accumulated
	Contributions	Deficit	Total
Balance at January 1, 2008	$695,000	$(671,946)	$23,054
Members’ contributions	195,000	—	195,000
Net loss	—	(118,451)	(118,451)
Balance at December 31, 2008	890,000	(790,397)	99,603
Members’ contributions	1,195,500	—	1,195,500
Net loss	—	(1,218,707)	(1,218,707)
Balance at December 31, 2009	$2,085,500	$(2,009,104)	$(76,396)

See registered independent auditors’ report and the notes to the financial statements.

4

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities
Net loss	$(1,218,707)	$(118,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,207	483
Changes in operating assets and liabilities:
Increase in rental security deposits	(19,600)	—
Increase in accounts and accrued expenses payable	89,175	—
Increase in unearned revenue	94,616	—
Net cash used in operating activities	(1,045,309)	(117,968)
Cash flows from investing activities
Purchases of property and equipment	(61,166)	(6,255)
Net cash used in investing activities	(61,166)	(6,255)
Cash flows from financing activities
Members’ contributions	1,195,500	195,000
Reduction in loan from member	(10,000)	—
Net cash provided by financing activities	1,185,500	195,000
Net increase in cash	79,025	70,777
Cash, beginning of year	92,231	21,454
Cash, end of year	$171,256	$92,231

Supplementary disclosures of cash flow information
Cash paid during the year for:
Income taxes	$—	$—
Interest expense	—	—

See registered independent auditors’ report and the notes to the financial statements.

5

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Panther Air Cargo, LLC D/B/A Pet Airways (the “Company”) was formed as an LLC in the State of Florida in February 2005.  The Company provides air transport for pet passengers (“pawsengers”) to several major U. S. cities.  Pawsengers fly in the main cabin of specially outfitted airplanes and are in the care of trained attendants in the air and at the departure and arrival points.  The Company maintains a flight reservation system that allows customers to book regularly scheduled flights over the internet or by phone.  The Company maintains dedicated lounges at each of its destinations where pets are dropped off and picked up.

Liability of the members of the LLC is limited and members are not required to provide additional funding unless approved by a vote of 80% or more of the voting members.  Single members may not receive distributions unless expressly approved in writing by all members.  Cash distributions from operations will be distributed on a pro-rata basis among members that contributed cash and founding members.  Membership units may not be transferred unless a supermajority of 80% or more of existing members approve, among other restrictions.

Per the terms of the Operating Agreement, the Company shall continue for a period of forty years from the date of formation unless sooner terminated.  The Operating Agreement authorizes the company’s Managing Member to conduct the day-to-day operations of the Company and make all decisions deemed necessary to do so.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

See registered independent auditors’ report.

6

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Property and equipment

Property and equipment are recorded at cost.  For financial statement purposes depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets.

Expenditures for replacements, and maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred.  When assets are retired, sold, or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are recognized.

Revenue recognition and deferred revenue

The Company recognizes income when it is earned.  Tickets sold are initially deferred and “pawsengers” revenue is recognized when transportation is provided.  Tickets that are sold but not flown on the travel date can be re-used for another flight up to a year from the date of sale if the flight is cancelled within a week of the travel date.  Unearned revenue primarily represents tickets sold for future travel dates and exchanges of tickets sold for past travel dates.

Cost of sales and flight costs

Flights are contracted from an air cargo entity.  Flight costs are recorded at the time of the flight.

Fair value of financial instruments

The Company’s financial instruments consist primarily of cash, accounts and accrued expenses payable and unearned revenue.  The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

See registered independent auditors’ report.

7

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Long-lived assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of its trademark costs.  If and when such factors, events or circumstances indicate possible impairment to its trademark costs,   the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability from future operations.  The Company incurred no impairment loss for the years ended December 31, 2009 and 2008.

Concentration of credit risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.  Other short term investments are maintained in various financial institutions and the amounts may also exceed federally insured limits.  Management believes that the Company is not exposed to any significant credit risk related to cash or short term investments.  The Company has not experienced any losses in such accounts.

Website development costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs.”  All costs incurred in the planning stage are expensed as incurred.  Costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50, which requires the capitalization of certain costs that meet specific criteria.  Costs incurred in the day to day operation of the operation of the website are expensed as incurred.

Income taxes

The Company is a limited liability company taxed as a partnership.  Accordingly, no provision has been made for income taxes since such taxes, if any, are payable by the individual members on their respective income tax returns.

Advertising costs

Advertising costs are expenses as incurred.  The Company had advertising costs of $2,134 and $0 respectively for the years ended December 31, 2009 and 2008.

See registered independent auditors’ report.

8

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Effective July 1, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105-10), (formerly SFAS No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and non-authoritative. The Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative.

The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in 2008. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s financial statements

NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following:

	2009	2008
Office equipment and furniture	$25,190	$3,170
Leasehold improvements	20,335	—
Lounge equipment	13,250	—
Website development	11,816	6,255
	70,591	9,425
Less: accumulated depreciation	12,860	3,653
	$57,731	$5,772

Depreciation expense total $9,207 and $483 respectively for the years ended December 31, 2009 and 2008.

See registered independent auditors’ report.

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PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 – MEMBERS’ EQUITY

Ownership in the Company is represented by membership units. For each unit held a member is entitled to one vote. The Company has 10,000,000 membership units authorized. Upon formation of the Company, the founding members of the LLC were issued 7 million units. 9,085,500 and 7,890,000 membership units respectively were issued and outstanding at December 31, 2009 and 2008.

NOTE 6 - RELATED PARTY TRANSACTIONS

During 2008 a member lent the Company $10,000.  The loan had no stated interest rate and no maturity date, and was repaid in 2009.

The Company paid management consulting fees to two of its members. These fees totaled $240,839 and $107,000 respectively for the years ended December 31, 2009 and 2008.

The Company utilizes an air cargo entity that is a member of the LLC to provide all of its scheduled flights. This entity's membership percentage is approximately ..01%. During the years ended December 31, 2009 and 2008, the Company paid this member approximately $772,632 and $0 respectively for flight services (See Note 7).

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Flight insurance

The Company offers flight insurance to its customers at different levels of coverage. A customer receives $500 in coverage with the purchase of a ticket and can purchase up to $10,000 in coverage.

The Company is self-insured and has not accrued a reserve against potential loss.  In the event of an aircraft accident the Company would be solely responsible for insurance costs. The maximum amount of exposure in the event of an accident of a flight at full capacity is approximately $450,000.

See registered independent auditors’ report.

10

PANTHER AIR CARGO, LLC
(D/B/A PET AIRWAYS)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS AND CONTINGENCIES, CONTINUED

Obligations under operating leases

The Company rents its administrative offices under an operating lease. The lease commenced on October 15, 2009 and has a term of one year. For the first four months the Company is obliged to pay $2,800 per month. For the remainder of the term the Company is obliged to pay $5,600 per month.  Prior to the commencement of the lease, the Company leased its office space on a month-to-month basis.

As of December 31, 2009, the Company has leased space for lounges in five separate locations. All of the leases are for terms of one year commencing in June or July of 2009 with varying monthly payments totaling approximately $21,000 per month.  Future lease commitments as of December 31, 2009 consist of approximately $162,721 through October 31, 2010.

Rental expense incurred for the years ended December 31, 2009 and 2008 was $105,330 and $0 respectively.

Major vendor

The Company utilizes an air cargo entity to provide all of its scheduled flights. As disclosed in Note 6, this vendor is also an LLC member. Flight costs incurred with this company were approximately $772,632 and $0 respectively for the years ended December 31, 2009 and 2008.

NOTE 8 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the year ended December 31, 2009 the Company incurred a loss of $1,218,707, and has incurred cumulative losses totaling $2,009,104 since inception.  The Company is dependent upon advances from members to provide sufficient working capital to maintain continuity.  These circumstances create substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

See registered independent auditors’ report.

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